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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accounts, we hereby consent to the incorporation by reference in this registration statement of our report dated March 13, 1998 included in ProLogis (formerly Security Capital Industrial) Trust's (the "Trust") Form 10-K and Form 10-K/A, as amended on February 24, 1999, for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.

                                               /s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Chicago, Illinois
March 23, 1999